                                                                    EXHIBIT 99.1


[FLYING J INC. LOGO]


                           [FLYING J INC. LETTERHEAD]
          ------------------------------------------------------------

                                 April 13, 1999


Inland Resources Inc.
410 17th Street, Suite 700
Denver, Colorado 80702
Attn: Kyle Miller

Smith Management
5858 Westheimer, Suite 400
Houston, Texas 77057
Attn: Art Pasmas

          Re: FLYING J INC./INLAND RESOURCES INC. - FIRST AMENDMENT TO LETTER OF INTENT

Gentlemen:

         Our letter to you dated January 18, 1999 (the "Letter of Intent") set forth certain nonbinding understanding and certain binding agreements among Flying J Inc. ("Flying J"), Inland Resources Inc. ("Inland") and Smith Management LLC ("Smith") with respect to a proposed acquisition by Inland of certain assets of Flying J and certain wholly owned affiliates of Flying J (the "Sellers"). The purpose of this letter (the "Amendment") is to modify certain provisions of the Letter of Intent. The capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Letter of Intent.

         A. Change of Proposed Closing Date. Paragraph 3 of Section A of the Letter of Intent provides for a targeted Closing Date of April 1, 1999. Such paragraph is hereby amended to change the date set forth therein to July 1, 1999.

         B. Modification of Net Working Capital Test. Paragraph 7 of Section A of the Letter of Intent is hereby modified to reduce the amount of Net Working Capital required for Inland to meet the Net Working Capital Test as set forth therein from $6 million to $5,250,000.

         C. Extension of Standstill Period. Section B of the Letter of Intent includes various restrictions on specified actions and transactions by the Parties during the Standstill Period, to facilitate the negotiation and performance of the Agreement and the Acquisition. An extension of the Standstill Period is appropriate to permit the continuing negotiations of the Agreement
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Letter of Intent - Inland\Flying J\Smith
April 13, 1999
Page 2


and Acquisition. The provisions of Paragraph 1 of Section B of the Letter of Intent are hereby amended to change the reference to March 1, 1999 to May 15, 1999. As a result of this modification, the Standstill Period will extend until May 15, 1999, unless terminated earlier as provided in the Letter of Intent. Notwithstanding the restrictions contained in Section B, Inland may engage in discussions with, and enter into agreements with, its lenders (including, without limitation, Trust Company of the West) and other parties whose consent is required to effect the Acquisition. Flying J acknowledges that such discussions and/or agreements may adversely affect the Acquisition or prevent the consummation of the Acquisition. Additionally, notwithstanding the restrictions contained in Section B, Smith may sell its shares of Inland pursuant to a currently effective registration statement or pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended.

         D. Modification of Expenses Paragraph. The provisions of Paragraph 7 of Section B of the Letter of Intent are hereby amended to provide that in addition to the costs and expenses for which it would otherwise be responsible as provided therein, the entity surviving the Acquisition will pay $50,000 of the expenses incurred in connection with the registration of securities to be issued in the Acquisition, and the registration expenses will be included within the definition of "Special Expenses."

         E. Status of Letter of Intent. Except for the modifications necessitated to effect the terms of this Amendment, the Letter of Intent shall remain in full force and effect.

         Please sign the enclosed copy of this Amendment to confirm our mutual understandings and agreements with respect to the subject matter hereof, and return the signed copy to the undersigned.

                                       Very truly yours,

                                       FLYING J INC.


                                       /s/ BARRE G. BURGON

                                       Barre G. Burgon
                                       Vice President and Corporate Counsel
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Letter of Intent - Inland\Flying J\Smith
April 13, 1999
Page 3


   Acknowledged and agreed to, effective as of the date first above written.

          INLAND RESOURCES INC.              SMITH MANAGEMENT LLC


          By: /s/ ARTHUR J. PASMAS           By: /s/ ARTHUR J. PASMAS

          Its: CO-CHAIRMAN AND CO-CHIEF      Its: VICE PRESIDENT
               EXECUTIVE OFFICER

          Date: 4-17-99                      Date: 4-17-99



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